EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Christian Wall, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CFCRE 2016-C7 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Fresno Fashion Fair Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Fresno Fashion Fair Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Fresno Fashion Fair Mortgage Loan prior to January 29, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Fresno Fashion Fair Mortgage Loan on and after January 29, 2025, Wilmington Trust, National Association, as Trustee for the Fresno Fashion Fair Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Fresno Fashion Fair Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Fresno Fashion Fair Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fresno Fashion Fair Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fresno Fashion Fair Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Potomac Mills Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Potomac Mills Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the Potomac Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Potomac Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Potomac Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Potomac Mills Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Potomac Mills Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Residence Inn by Marriott LAX Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Residence Inn by Marriott LAX Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Residence Inn by Marriott LAX Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Residence Inn by Marriott LAX Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Residence Inn by Marriott LAX Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Residence Inn by Marriott LAX Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Residence Inn by Marriott LAX Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Residence Inn by Marriott LAX Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Hilton Hawaiian Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Hawaiian Village Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hilton Hawaiian Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 681 Fifth Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 681 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 681 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 681 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 681 Fifth Avenue Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 681 Fifth Avenue Mortgage Loan.

Dated: March 16, 2026

/s/ Christian Wall

Christian Wall

Chief Executive Officer